Exhibit 1.1

PIMCO MORTGAGE INCOME TRUST INC.

(a Maryland corporation)

50,000,000 Shares of Common Stock ($0.01 Par Value Per Share)

UNDERWRITING AGREEMENT

May [ 🌑 ], 2019

CREDIT SUISSE SECURITIES (USA) LLC,

  As Representative of the Several Underwriters,

    Eleven Madison Avenue,

      New York, New York 10010-3629

Ladies and Gentlemen:

1. Introductory. PIMCO Mortgage Income Trust Inc., a Maryland corporation (the “Company”) agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom you are acting as representative (the “Representative”) to issue and sell to the several Underwriters 50,000,000 shares (“Firm Securities”) of its common stock, par value $0.01 per share (“Common Stock”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 7,500,000 additional shares of Common Stock (“Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Representative, on behalf of the Underwriters, agrees that up to 5% of the Firm Securities to be purchased by the Underwriters under this Agreement shall be reserved for sale at the public offering price to the Company’s directors, officers, employees, or persons who are otherwise associated with the Manager (as defined below) (collectively, “Participants”), as set forth in the Final Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Directed Share Program shall be administered by Fidelity Capital Markets LLC, a division of National Financial Service LLC (the “Directed Share Provider”). The Shares to be sold by the Directed Share Provider and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by 12:00 P.M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

In addition, the Company has entered into a management agreement (the “Management Agreement”), to be effective as of the closing of the sale and purchase of the Firm Securities, with Pacific Investment Management Company LLC, a Delaware limited liability company (the “Manager”), pursuant to which the Manager will act as the manager and adviser of the Company. The Company will also enter into a license agreement with an affiliate of the Manager (the “License Agreement” and, collectively with the Management Agreement, the “Transaction Agreements”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-11 (No. 333-230945) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. No order suspending the effectiveness of the Initial Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the Commission. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [ 🌑 ]:00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, the 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (United States) (“PCAOB”) and, as applicable, the rules of the New York Stock Exchange (the “NYSE”) and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading[, (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper, and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program and that (iv) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.] The preceding sentence does not apply to any statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated May [•], 2019 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together

(collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with, and as amended and supplanted by, the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with, and as amended and supplanted by, the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.

(f) Preliminary Prospectus. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus included in the General Disclosure Package, at the time of filing thereof, complied in all material respects with the Act and the Rules and Regulations.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Testing-the-Waters Communication. (i) Except as disclosed to Credit Suisse Securities (USA) LLC (“Credit Suisse”), the Company has not alone engaged in any Testing-the-Waters Communication, and (ii) the Company has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications. Except as disclosed to Credit Suisse, the Company has not presented to any potential investors or otherwise distributed any Written Testing-the-Waters Communication.

(i) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below).

(j) Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(k) Offered Securities; Capitalization. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be, validly issued, fully paid and nonassessable, and will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Common Stock, including the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any securityholder of the Company; the Offered Securities will be registered pursuant to Section 12(b) of the Exchange Act upon issuance; and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Offered Securities under the Exchange Act or de-listing the Offered Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(l) Prior Sales of Capital Stock. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold or distributed any shares of its capital stock.

(m) Prior Sales of the Offered Securities. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(f) hereof, the General Disclosure Package and the Final Prospectus.

(n) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(o) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(p) Listing. The Offered Securities have been approved for listing on the NYSE, subject to official notice of issuance.

(q) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or other regulatory agency or body or any court) is required for the execution, delivery and performance by the Company of this Agreement and the Transaction Agreements, for the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and in connection with the offering, issuance and sale of the Offered Securities, except (i) such as have been obtained or made and (ii) registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws.

(r) Title to Property. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or such as do not, individually or in the aggregate, materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or such as do not, individually or in the aggregate, materially interfere with the use made or to be made thereof by them.

(s) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and each Transaction Agreement, the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries, or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of (ii) above, for any such breach or violation that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(u) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(v) Authorization of Transaction Agreements. Each Transaction Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(w) Descriptions of Agreements. This Agreement and each Transaction Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(x) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, except as would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(y) Absence of Labor Dispute. No labor dispute exists between any officers or other key persons of the Company identified in the Registration Statement, the General Disclosure Package and the Final Prospectus (each, a “Company-Focused Professional”), on the one hand, and the employer of each such individual, on the other, nor, to the knowledge of the Company, is such a labor dispute imminent that would have a Material Adverse Effect. Neither the Company nor, to the best of the Company’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(z) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(aa) Environmental Laws. (i) Neither the Company nor any of its subsidiaries (A) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (B) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (C) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (D) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (E) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (ii) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance; and (iii) neither the Company nor any of its subsidiaries (A) is subject to any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries know any such proceeding is contemplated, (B) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (C) anticipates any material capital expenditures relating to any Environmental Laws, except in the case of clauses (i) through (iii) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substance” means (x) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (y) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(bb) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary—Operating and Regulatory Structure,” “Business—Conflicts of Interest and Related Party Transaction Policies,” “Business—Operating and Regulatory Structure,” “Certain Relationships and Related Transactions,” “Description of Stock,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” “U.S. Federal Income Tax Considerations,” “ERISA Considerations,” and “Underwriting,” insofar as such statements constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, accurately summarize the matters described therein in all material respects. The preceding sentence does not apply to any statements in or omissions from upon written information furnished to the Company by any Underwriter through the Representative specifically for use in the Registration Statement, the General Disclosure Package or the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.

(cc) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, or the Manager, any of its subsidiaries or employees, on the other, that is required by the Act, the Rules and Regulations or the rules of FINRA to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus that is not so described in such documents.

(dd) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action that is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(ee) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

(ff) Manager Related Information. Any information regarding the Manager and its direct and indirect subsidiaries, including programs sponsored by the Manager and described in the Registration Statement, the General Disclosure Package and the Final Prospectus, is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

(gg) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance, in all material respects, with all provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(hh) Internal Controls. The Company (i) has taken all necessary actions to ensure that, within the time period required, it will maintain effective “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) and (ii) currently maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the date of the Company’s most recent audited balance sheet included in the Registration Statement, the General Disclosure Package or the Final Prospectus, there has been no “material weakness” (as defined in Rule 12b-2 of the Exchange Act) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(jj) Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable Rules and Regulations and the PCAOB and as required by the Act.

(kk) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect their respective properties or assets or the ability of the Company to perform its obligations under this Agreement and the Transaction Agreements, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Company or any of its subsidiaries, contemplated.

(ll) Financial Statements. The financial statement included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, complies in all material respects with the applicable requirements of the Act and the Rules and Regulations, presents fairly the financial position of the Company and its consolidated subsidiaries, if any, as of the date shown and the Company’s stockholders’ equity, and such financial statement has been prepared in conformity with GAAP applied on a consistent basis. The financial and statistical information included in the Registration Statement, the General Disclosure Package and the Final Prospectus disclosed under “Our Manager and the Management Agreement—Historical Performance of PIMCO” present fairly the information presented therein. There are no financial statements that are required by the Act or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(mm) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the date of the Company’s most recent audited balance sheet included in the Registration Statement, the General Disclosure Package or the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has not been any obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(nn) Investment Company Act. None of the Company or any of its subsidiaries are and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Company or any of its subsidiaries will, be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) Ratings. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(pp) No Unlawful Payments. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent, or affiliate of the Company or any of its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries (including any officer or employee of the Manager acting on behalf of the Company or any of its subsidiaries) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. To the extent required by applicable law, the Company and its subsidiaries have policies and procedures reasonably designed to comply with applicable anti-bribery and anti-corruption laws and will continue to maintain these policies and procedures and conduct their business in a manner reasonably designed to comply with such laws.

(qq) Compliance with Anti-Money Laundering Laws. The Company and its subsidiaries are subject to the policies and procedures of the Manager that are reasonably designed to comply with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(ss) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects;

and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(tt) Economic Sanctions. None of the Company, any of its subsidiaries, any of its directors or officers or, to the knowledge of the Company, any employee, agent, or affiliate of the Company or any of its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries (including any officer or employee of the Manager acting on behalf of the Company or any of its subsidiaries) is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently the subject of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”); none of the Company or any of its subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Since inception, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu) Taxes. The Company and each of its subsidiaries has filed, in a timely manner, all federal, state, local and non-U.S. tax returns that are required to be filed as of the date hereof or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and all such tax returns are correct and complete in all respects (except as would not have a Material Adverse Effect); and, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and by appropriate proceedings or as would not, individually or in the aggregate, have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(vv) Other Offerings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ww) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(yy) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(zz) Real Estate Investment Trust. The Company will make a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ending December 31, 2019. Commencing with its taxable year ending December 31, 2019, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operation as set forth in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(aaa) Description of Organization and Method of Operations. The description of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus is accurate in all material respects; the Company’s operating policies investment guidelines and investment strategies described in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately reflect in all material respects the currently anticipated operation of the Company’s business, and no material deviation from such policies, guidelines or strategies is currently contemplated.

(bbb) No Restriction on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ccc) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ddd) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ IT Systems and Data that would not, individually or in the aggregate, have a Material Adverse Effect; (B) to the knowledge of the Company, neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise of the Company’s or its subsidiaries’ IT Systems and Data and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, operation, redundancy and security of their IT Systems and Data to be used in connection with the Company’s proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

3. Representations and Warranties of the Manager. The Manager represents and warrants to, and agrees with, the several Underwriters that:

(a) Manager-Related Disclosure. Any information regarding the Manager and its direct and indirect subsidiaries, including programs sponsored by the Manager, described in the Registration Statement, the General Disclosure Package and the Final Prospectus, is derived from the Manager’s accounting or other applicable records and is accurate in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b) Good Standing of the Manager. The Manager has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and to enter into and perform its obligations under the Management Agreement; and the Manager is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(c) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or other regulatory agency or body or any court) is required for the execution, delivery and performance by the Manager of this Agreement and the Management Agreement, the consummation of the transactions contemplated by this Agreement and the Management Agreement, and in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made.

(d) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Management Agreement, the consummation of the transaction contemplated hereby and thereby, and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Manager Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, (i) the certificate of formation, limited liability company agreement or similar organizational documents of the Manager, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its properties, or (iii) any agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the properties of the Manager is subject, except in the case of (ii) and (iii) above, for such breach that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its subsidiaries taken as a whole (“Manager Material Adverse Effect”); a “Manager Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager.

(e) Absence of Existing Defaults and Conflicts. The Manager is not (i) in violation of its certificate of formation, limited liability company agreement or similar organizational documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Manager Material Adverse Effect.

(f) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(g) Authorization of the Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(h) Possession of Licenses and Permits. The Manager possesses and is in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager, would individually or in the aggregate have a Manager Material Adverse Effect.

(i) Labor. The Manager has not been notified that any officers or other key persons of the Manager identified in the Registration Statement, the General Disclosure Package and the Final Prospectus (each, a “REIT-Focused Professional”) plans to terminate his or her employment with the Manager. Neither the Manager nor, to the best of the Manager’s knowledge, any REIT-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j) Resources. The Manager will have access to personnel and other resources reasonably necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(k) Absence of Manipulation. The Manager has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(l) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its properties that, if determined adversely to the Manager, would individually or in the aggregate have a Manager Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement or the Management Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Manager’s knowledge, threatened or contemplated.

(m) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the date of the Company’s most recent audited balance sheet included in the Registration Statement, the General Disclosure Package or the Final Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager, taken as a whole that would result in a Manager Material Adverse Effect.

(n) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and is otherwise in compliance with the Advisers Act and the rules and regulations promulgated thereunder.

(o) Internal Controls. The Manager intends to operate under the Company’s system of internal accounting controls in order to provide reasonable assurances that (i) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(p) Free Writing Prospectus. The Manager (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities.

(q) No Unlawful Payments. The Manager has not (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken and will not take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any Government Official to influence official action or secure an improper advantage; (iii) violated and is not in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and has not committed an offence under the Bribery Act

2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. To the extent required by applicable law, the Manager has policies and procedures reasonably designed to comply with applicable anti-bribery and anti-corruption laws and will continue to maintain these policies and procedures and conduct its business in a manner reasonably designed to comply with such laws.

(r) Compliance with Anti-Money Laundering Laws. The Manager has policies and procedures reasonably designed to comply with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(s) Economic Sanctions. The Manager is not a Person that is, or is owned or controlled by a Person that is currently the subject of any Sanctions; the Manager is not located, organized or resident in a country or territory that is the subject of Sanctions including, without limitation, a Sanctioned Country.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $20.00 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Clifford Chance US LLP (“Clifford Chance”), 31 W. 52nd Street, New York, NY 10019, at [ 🌑 ] A.M., New York time, on [ 🌑 ], or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Clifford Chance or the Depositary Trust Company, as the case may be, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase, severally and not jointly, all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities. The Company agrees to sell to the Underwriters, severally and not jointly, the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters, in a form reasonably acceptable to the Representative against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the above office of Clifford Chance. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Clifford Chance at a reasonable time in advance of such Optional Closing Date.

As compensation for the Underwriters’ commitments, on behalf of the Company, the Manager will pay to the Representative for each Underwriter’s proportionate account, $[🌑] per share (the “Public Offering Price”) for Offered Securities purchased by the Underwriters from the Company on each Closing Date, of which, $[🌑] per share will be paid at each Closing and, only if the gross proceeds from the offering of the Offered Securities together with the gross proceeds from other offerings of Common Stock and preferred stock by the Company collectively equals or exceeds $[🌑] billion (the “Deferral Condition”), $[🌑] per share will be paid on a deferred basis within five business days of the satisfaction of the Deferral Condition (the “Deferral Payment Date”). If the Deferral Condition is not satisfied, the Underwriters will forego all of the deferred payments.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

6. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. The Company will also file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representative of any proposal to use or file any Issuer Free Writing Prospectus and to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such filing, amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, any Statutory Prospectus or any Issuer Free Writing Prospectus (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and any dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof.

(d) Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will, before further distribution of such Written Testing-the-Waters Communication, promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f) Furnishing of Prospectuses. The Company will furnish to the Representative copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Reporting Requirements. During the period a prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(i) Payment of Expenses. The Company and the Manager agree with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review, provided that such counsel fees shall not exceed $45,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including the chartering of airplanes, lodging and meals, fees and expenses incident to listing the Offered Securities on the NYSE and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(j) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing.

(m) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board determines that it is no longer in the best interest of the Company to attempt to, or continue to, qualify as a REIT.

(n) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

(o) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the all Directed Shares sold to Participants will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of the effectiveness of the Registration Statement. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(p) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(q) Directed Share Program. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7. Certain Agreements of the Manager. The Manager agrees with the several Underwriters that the Manager will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

8. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of Company’s and the Manager’s officers made pursuant to the provisions hereof, to the performance by the Company and the Manager of its obligations hereunder and to the following additional conditions precedent:

(a) Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance satisfactory to the Representative (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Final Prospectus and Issuer Free Writing Prospectus (if any) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof (in the case of an Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act); and all requests by the Commission (if any) for additional information shall have been complied with to the reasonable satisfaction of the Representative. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any event or condition of a type described in Section 2(mm)(i) or Section 3(m) hereof, taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities;; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. Federal, California or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and 10b-5 Statement of Counsel for the Company. The Representative shall have received an opinion and 10b-5 statement, dated such Closing Date, of Latham & Watkins LLP (“Latham”), counsel for the Company, in the form attached as Exhibit A-1 hereto.

(e) Opinion of Tax Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Latham, tax counsel for the Company, in the form attached as Exhibit A-2 hereto.

(f) Opinion of Maryland Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Venable LLP, Maryland counsel for the Company, in the form attached as Exhibit B hereto,

(g) Opinion and 10b-5 Statement of Counsel for Underwriters. The Representative shall have received an opinion and 10b-5 statement, dated such Closing Date, of Clifford Chance US LLP, counsel for the Underwriters, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Clifford Chance US LLP may rely as to matters relating to Maryland law upon the opinion of Venable LLP referred to above.

(h) Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456(a) or (b); and, since the date of the Company’s most recent audited balance sheet included in the Registration Statement, the General Disclosure Package or the Final Prospectus, there has been no event or condition of a type described in Section 2(mm)(i) hereof, except as disclosed in Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate.

(i) Company Officer’s Certificate. The Representative shall have received a certificate, dated, respectively, the date hereof and the Closing Date, of the President of the Company as set forth in Exhibit C hereto.

(j) Manager Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of two executive officers of the Manager in which such officers shall state that: the representations and warranties of the Manager in this Agreement are true and correct; the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and, since the date of the Company’s most recent audited balance sheet included in the Registration Statement, the General Disclosure Package or the Final Prospectus, there has been no event or condition of a type described in Section 3(m) hereof, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate.

(k) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lock-up letters, each substantially in the form of Exhibit D hereto, from each of the executive officers and directors of the Company and each of the other parties identified in Schedule C hereto.

(l) Transaction Agreements. A copy of each Transaction Agreement executed by the parties thereto shall be delivered to you on or before the Closing Date.

(m) Good Standing. The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company, its subsidiaries and the Manager in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Listing. The Offered Securities to be delivered on such Closing Date shall have been approved for listing on the NYSE, subject to official notice of issuance.

(o) FinCEN Certificate. On or before the date of this Agreement, the Representative shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representative, along with such additional supporting documentation as the Representative have requested in connection with the verification of the foregoing certificate.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents and any other documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

10. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Securities Act, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection 10(b) below.

The Company agrees to indemnify and hold harmless the Underwriters and their affiliates and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) arising out of or based upon the failure of any Participant to pay for or accept delivery of Directed Shares that the Participant agreed to purchase which were subject to a properly confirmed indication of interest to purchase shares; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, including the Manager, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or arise out of or are based upon the omission or the alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting” and the information contained in the seventeenth and twenty-first paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 10(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Underwriters for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Underwriters within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection 10(d).

11. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or The Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal, California or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Manager and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 or Section 9(c)(ii), (iv), (v), (vi) or (vii) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Manager and the Underwriters pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Sections 2 and 3 hereof and all obligations under Sections 6 and 7 shall also remain in effect.

14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-legal, or, if sent to the Company or the Manager, will be mailed, delivered or telegraphed and confirmed to it at 650 Newport Center Drive, Newport Beach, California 92660, Attention:                ; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

16. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:

(a) No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Manager, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Registration Statement, the General Disclosure Package or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or the Manager on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Manager have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

19. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Recognition of the U.S. Special Resolution Regimes.

(a) The following definitions shall be applied to the terms used in Section 22(b) and Section 22(c) below.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(b) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Manager and the several Underwriters in accordance with its terms.

Very truly yours,

PIMCO MORTGAGE INCOME TRUST INC.

By
Name:
Title:

PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC

By
Name:
Title:

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above

written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Acting on behalf of itself and as the Representative of

the several Underwriters.

SCHEDULE A

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Securities to be Sold by Company
Credit Suisse Securities (USA) LLC	[	•]
Merrill Lynch, Pierce. Fenner & Smith Incorporated	[	•]
Goldman Sachs & Co LLC	[	•]
Morgan Stanley & Co. LLC	[	•]
J.P. Morgan Securities LLC	[	•]
UBS Securities LLC	[	•]
Citigroup Global Markets, Inc.	[	•]
Wells Fargo Securities, LLC	[	•]
RBC Capital Markets, LLC	[	•]
Keefe, Bruyette & Woods, Inc.	[	•]
JMP Securities LLC	[	•]
JonesTrading Institutional Services LLC	[	•]
Nomura Securities International, Inc.	[	•]
Total	[	•]

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [    ]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

SCHEDULE C

Lock Up Parties List

The Manager

Allianz of America, Inc.

Casey Newell

Daniel H. Hyman

Jason R. Steiner

Jason Mandinach

John Lane

Gary Lieberman

Michael J. Puntoriero

Sara Recktenwald

Dennis Schmal

Katherine Verner

The Participants in the Directed Share Program

Exhibit A-1

OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 9(d)

[To come]

EXHIBIT A-2

TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 9(e)

[To come]

EXHIBIT B

OPINION OF COMPANY’S MARYLAND COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 9(f)

[To come]

Exhibit C

CERTIFICATE OF COMPANY’S PRESIDENT

TO BE DELIVERED PURSUANT TO SECTION 9(i)

OFFICER’S CERTIFICATE

[•], 2019

This certificate is being provided pursuant to Section 9(i) of the underwriting agreement, dated [•], 2019 (the “Underwriting Agreement”), among PIMCO Mortgage Income Trust Inc., a Maryland corporation (the “Company”), Pacific Investment Management Company LLC, a limited liability company formed and existing under the laws of Delaware (the “Manager”), and Credit Suisse Securities (USA) LLC, as representative of the several Underwriters listed in Schedule A thereto (the “Underwriters”), in connection with the offering (the “Offering”) by the Company of common stock, par value $0.01 per share, pursuant to the Underwriting Agreement. Capitalized terms used herein without definition have the meanings ascribed to them in the Underwriting Agreement. The undersigned does hereby certify on behalf of the Company, and not in his individual capacity, that:

1. I, Jason Mandinach, President of the Company, am familiar with the accounting, operations and records systems of each of the twenty-three (23) prior programs (the “Prior Programs”) sponsored by the Manager described under “Our Manager and the Management Agreement—Historical Performance of PIMCO” in the [preliminary][final] prospectus dated [•], 2019 (the “[Preliminary][Final] Prospectus”) and have (i) reviewed the [Preliminary][Final] Prospectus, and (ii) read the financial statements, books and records or schedules of each of the Prior Programs or analyses derived therefrom that I deem necessary to make the certifications and perform the procedures set forth in the immediately succeeding paragraph.

2. I, Jason Mandinach, President of the Company, have reviewed the circled information in the selected pages of the [Preliminary][Final] Prospectus attached hereto as Exhibit A (the “Financial Information”), and to the best of my knowledge after reasonable investigation, the Financial Information is true, correct and accurate, in each case in all material respects. This certificate is being furnished to the Underwriters solely to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

Exhibit D

Form of Lock-Up Agreement

[Insert date]

PIMCO Mortgage Income Trust Inc.

650 Newport Center Drive

Newport Beach, California 92660

Credit Suisse Securities (USA) LLC,

  As Representative of the Several Underwriters,

    Eleven Madison Avenue,

      New York, New York 10010-3629

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for shares of common stock, par value $0.01 per share (the “Securities”) of PIMCO Mortgage Income Trust Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market unless the undersigned would be subject to FINRA 5131 will not be subject to this Lock-Up Agreement; provided, however, that no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such subsequent sales of the Securities (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), and no public announcement by the Company shall be required or shall be voluntarily made. A transfer of Securities to a family member or trust may be made; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and no public announcement by the Company shall be required of shall be voluntarily made. For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal Representative and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,